                                                                     Exhibit 4.1

 THIS ADDITIONAL INVESTMENT RIGHT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS ADDITIONAL INVESTMENT RIGHT HAVE NOT BEEN REGISTERED UNDER THE
 SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH ADDITIONAL INVESTMENT
    RIGHT AND THE SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THE ADDITIONAL INVESTMENT RIGHT ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS
                                 NOT REQUIRED.

 THIS ADDITIONAL INVESTMENT RIGHT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS ADDITIONAL INVESTMENT RIGHT ARE SUBJECT TO THE RESTRICTIONS ON
  TRANSFER SET FORTH IN SECTIONS 3 AND 11 OF THIS ADDITIONAL INVESTMENT RIGHT

                           PENWEST PHARMACEUTICALS CO.

                           ADDITIONAL INVESTMENT RIGHT

Additional Investment Right No. [INSERT#]              Dated:  August [__], 2003

Penwest Pharmaceuticals Co., a Washington corporation (the "Company"), hereby certifies that, for value received, [NAME OF HOLDER] or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of [NUMBER OF SHARES] shares of common stock, $0.001 par value per share (the "Common Stock"), of the Company (each such share as adjusted from time to time as provided in Section 9, an "Investment Right Share" and all such shares, the "Investment Right Shares") at an exercise price equal to $26.00 (as adjusted from time to time as provided in Section 9, the "Exercise Price"), at any time and from time to time from and after the earlier of (such earlier date being referred to herein as the "Trigger Date") (i) the date 90 days after the Closing Date and (ii) the date the Registration Statement is first declared effective (the "Effective Date"), and through and including the 60th Trading Day following the Effective Date (the "Expiration Date"), subject to the terms and conditions set forth herein. This additional investment right (this "Additional Investment Right") is one of a series of similar additional investment rights issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers identified therein (the "Securities Purchase Agreement"). All such additional investment rights are referred to herein, collectively, as the "Additional Investment Rights."

      1. DEFINITIONS. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement.

      2. REGISTRATION OF ADDITIONAL INVESTMENT RIGHT. The Company shall register this Additional Investment Right, upon records to be maintained by the Company for that purpose

(the "Additional Investment Right Register"), in the name of the Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Additional Investment Right is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder as the absolute owner of this Additional Investment Right for the purpose of any exercise hereof, any distribution in respect hereof and for all other purposes, absent actual notice to the contrary.

      3. TRANSFERS. This Additional Investment Right shall not be sold or transferred unless either (i) it first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. In addition, the Holder acknowledges and agrees that this Additional Investment Right may not be assigned or transferred in whole or in part except (i) to an Affiliate (as defined below) of the Holder, (ii) to any other Purchaser or (iii) to any Affiliates of any other Purchaser. Notwithstanding the foregoing, if the assignment or transfer is to an Affiliate of the Holder no registration or opinion of counsel shall be required and the Company shall register any such assignment or transfer of all or any portion of this Additional Investment Right in the Additional Investment Right Register, upon (i) surrender of this Additional Investment Right, with the Form of Assignment attached hereto duly completed and signed, and (ii) delivery by the transferee of a written statement to the Company certifying that the transferee is an Affiliate of the Holder and an "accredited investor" as defined in Rule 501(a) under the Securities Act and making the representations and certifications as set forth in Section 4 of the Securities Purchase Agreement, in each case, to the Company at its address specified in the Securities Purchase Agreement. Upon any such registration or transfer, a new additional investment right to purchase Common Stock, in substantially the form of this Additional Investment Right (any such new additional investment right, a "New Additional Investment Right"), evidencing the portion of this Additional Investment Right so transferred shall be issued to the transferee and a New Additional Investment Right evidencing the remaining portion of this Additional Investment Right not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Additional Investment Right by the transferee shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Additional Investment Right that the Holder has in respect of this Additional Investment Right. For the purposes of this Section 3, "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.

      4. EXERCISE AND DURATION OF ADDITIONAL INVESTMENT RIGHT.

            (a) This Additional Investment Right shall be exercisable by the registered Holder at any time and from time to time on or after the Trigger Date and through and including the Expiration Date. At 6:30 P.M., New York time on the Expiration Date, the portion of this Additional Investment Right not exercised prior thereto shall be and become void and of no value and this Additional Investment Right shall be terminated and no longer outstanding; provided, however, that the Expiration Date shall be extended for each day following the Effective Date that (i) the Registration Statement is not effective or (ii) the Company has suspended sales under the Registration Statement pursuant to Section 7.1(e) of the Securities Purchase Agreement.

            (b) The Holder may exercise this Additional Investment Right by delivering to the Company (with copies to its counsel) in accordance with the notice provisions of this Additional Investment Right (i) an exercise notice, in the form attached hereto (the "Exercise Notice"), completed and duly signed, and
(ii) payment of the Exercise Price for the number of Investment Right Shares as to which this Additional Investment Right is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "Exercise Date;" provided, however, that in the event that the Holder is exercising the Additional Investment Right in full, the Holder shall also surrender this Additional Investment Right to the Company within a reasonable time after delivery of the Exercise Notice delivered to the Company. The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder's certification to the Company that its representations contained in Section 4 of the Securities Purchase Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any assignee Holder that is not a party to the Securities Purchase Agreement, such assignee Holder's certification to the Company that such representations are true and correct as to such assignee Holder as of the Exercise Date). The Holder shall not be required to deliver the original Additional Investment Right in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Additional Investment Right and issuance of a New Additional Investment Right evidencing the right to purchase the remaining number of Investment Right Shares, and the Company shall reflect such deemed cancellation and issuance on the Additional Investment Right Register.

      5. DELIVERY OF INVESTMENT RIGHT SHARES.

            (a) As soon as practicable after the exercise of this Additional Investment Right (but in no event later than three Trading Days after the Exercise Date) in whole or in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full Investment Right Shares to which the Registered Holder shall be entitled upon such exercise.

            (b) This Additional Investment Right is exercisable either in its entirety or, from time to time, for a portion of the Investment Right Shares. Upon surrender of this Additional Investment Right following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Additional Investment Right evidencing the right to purchase the remaining number of Investment Right Shares.

      6. CHARGES, TAXES AND EXPENSES. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Additional Investment Right shall be made without charge to the Holder for any transfer agent fee or other incidental expense in respect of the issuance of such certificates, all of which expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Investment Right Shares or any Additional Investment Right. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Additional Investment Right or receiving Investment Right Shares upon exercise hereof.

      7. REPLACEMENT OF ADDITIONAL INVESTMENT RIGHT. If this Additional Investment Right is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Additional Investment Right, a New Additional Investment Right, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and, if requested by the Company, customary and reasonable indemnity. If the Holder seeks a New Additional Investment Right under such circumstances, it shall also comply with such other reasonable regulations and procedures and pay such other reasonable third party costs as the Company may prescribe.

      8. RESERVATION OF INVESTMENT RIGHT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Investment Right Shares upon exercise of this Additional Investment Right as herein provided, the number of Investment Right Shares which are then issuable and deliverable upon the exercise in full of this Additional Investment Right, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Investment Right Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, fully paid and nonassessable. Each of the Company and the Holder will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

      9. CERTAIN ADJUSTMENTS. The Exercise Price and number of Investment Right Shares issuable upon exercise of this Additional Investment Right are subject to adjustment from time to time as set forth in this Section 9.

            (a) Stock Dividends and Splits. If the Company, at any time while this Additional Investment Right is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combines outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions. Any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

            (b) Number of Investment Right Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Investment Right Shares that may be purchased upon exercise of this Additional Investment Right shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Investment Right Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

            (c) Pro Rata Distributions. If the Company, at any time while this Additional Investment Right is outstanding, distributes to holders of Common Stock (i) evidence of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles) (in each case, "Distributed Property"), then, upon any exercise of the Additional Investment Right that occurs after the record date fixed for determination of shareholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Investment Right Shares otherwise issuable upon such exercise (if applicable), the kind and amount of Distributed Property which the Holder would have been entitled to receive had this Additional Investment Right been exercised on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 9 with respect to the rights of the Holder.

            (d) Fundamental Transactions. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 9(a) or 9(c)) (collectively, a "Fundamental Transaction"), then, following such Fundamental Transaction, the Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Holder would have been entitled to receive pursuant to such Fundamental Transaction if such exercise had taken place immediately prior to such Fundamental Transaction. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section 9 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Additional Investment Right (the "Alternative Consideration"). The aggregate Exercise Price for this Additional Investment Right will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Additional Investment Right following such Fundamental Transaction. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Additional Investment Right consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that the Additional Investment Right (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

            (e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company; provided that such shares, upon disposition to a third party, shall then be considered outstanding.

            (f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Additional Investment Right and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Investment Right Shares or other securities issuable upon exercise of this Additional Investment Right (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based, and deliver a copy of each such certificate to the Holder.

            (g) Notice of Corporate Events. If, while this Additional Investment Right is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 10 Trading Days prior to the applicable record or effective date on which a person or entity would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

      10. PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price in immediately available funds.

      11. TRANSFER OF INVESTMENT RIGHT SHARES, RESTRICTIVE LEGEND.

            (a) The Investment Right Shares shall upon issuance be subject to the restrictions on transfer set forth in Section 8 of the Securities Purchase Agreement.

            (b) Each certificate representing Investment Right Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

            ADDITIONALLY THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AUGUST __, 2003 BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTIONS 8.1 AND
            8.3 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

            The legends contained in this Section 11 may be removed from a certificate in accordance with Section 8.3 of the Securities Purchase Agreement.

      12. FRACTIONAL SHARES. The Company shall not be required to issue or cause to be issued fractional Investment Right Shares on the exercise of this Additional Investment Right. If any fraction of an Investment Right Share would, except for the provisions of this Section, be issuable upon exercise of this Additional Investment Right, the number of Investment Right Shares to be issued will be rounded up to the nearest whole share.

      13. NOTICES. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number of the recipient of such notice specified in the Securities Purchase Agreement prior to 6:30 p.m. (New York local time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number of the recipient of such notice specified in the Securities Purchase Agreement on a day that is not a Trading Day or later than 6:30 p.m. (New York time) on any Trading Day, (iii) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address and facsimile numbers for such notices or communications shall be as set forth in the Securities Purchase Agreement.

      14. ADDITIONAL INVESTMENT RIGHT AGENT. The Company shall serve as Additional Investment Right agent under this Additional Investment Right. Upon 30 days' notice to the Holder, the Company may appoint a new Additional Investment Right agent. Any corporation into which the Company or any new Additional Investment Right agent may be merged or any corporation resulting from any consolidation to which the Company or any new Additional Investment Right agent shall be a party or any corporation to which the Company or any new Additional Investment Right agent transfers substantially all of its corporate trust or shareholder services business shall be a successor Additional Investment Right agent under this Additional Investment Right without any further act. Any such successor Additional Investment Right agent shall promptly cause notice of its succession as additional investment right agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Additional Investment Right Register.

      15. MISCELLANEOUS.

            Subject to the restrictions on transfer set forth on the first page hereof and in Section 3 hereof, this Additional Investment Right may be assigned by the Holder. This Additional Investment Right may not be assigned by the Company except to a successor of the Company in the event of a Fundamental Transaction. This Additional Investment Right shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Additional Investment Right shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Additional Investment Right. This Additional Investment Right may be amended only in writing signed by the Company and the Holder, or their respective successors and assigns.

            (a) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Additional Investment Right, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Investment Right Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Investment Right Shares on the exercise of this Additional Investment Right, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Additional Investment Right.

            (b) All questions concerning the construction validity, enforcement and interpretation of this Additional Investment Right shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocable submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company and Holder hereby waive all rights to trial by jury.

            (c) The headings herein are for convenience only, do not constitute a part of this Additional Investment Right and shall not be deemed to limit or affect any of the provisions hereof.

            (d) If any provision of this Additional Investment Right shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            (e) This Additional Investment Right and the Securities Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects thereof.

      IN WITNESS WHEREOF, the Company has caused this Additional Investment Right to be duly executed by its authorized officer as of the date first indicated above.

                                               PENWEST PHARMACEUTICALS CO.

                                               By: ____________________

                                               Name: __________________

                             FORM OF EXERCISE NOTICE

      To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Additional Investment Right)

To:  Penwest Pharmaceuticals Co.

      The undersigned is the Holder of Additional Investment Right No. _______ (the "Additional Investment Right") issued by Penwest Pharmaceuticals Co., a Washington corporation (the "Company"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Additional Investment Right.

1. The Additional Investment Right is currently exercisable to purchase a total of ______________ Investment Right Shares.

2. The undersigned Holder hereby exercises its right to purchase _________________ Investment Right Shares pursuant to the Additional Investment Right.

3. The Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Additional Investment Right.

4. Pursuant to this exercise, the Company shall deliver to the Holder _______________ Investment Right Shares in accordance with the terms of the Additional Investment Right.

5. Following this exercise, the Additional Investment Right shall be exercisable to purchase a total of ______________ Investment Right Shares.

Dated:_______________, _____

Name of Holder:

(Print) ________________________________

By: ___________________________________

Name: _________________________________

Title: ________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)

                               FORM OF ASSIGNMENT

 [To be completed and signed only upon transfer of Additional Investment Right]

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ the right represented by the within Additional Investment Right to purchase ____________ shares of Common Stock of Penwest Pharmaceuticals Co. to which the within Additional Investment Right relates and appoints ________________ attorney to transfer said right on the books of Penwest Pharmaceuticals Co. with full power of substitution in the premises.

Dated:_______________, _____

________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)



________________________________
Address of Transferee

________________________________

________________________________



In the presence of:

________________________________